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                                                                    EXHIBIT 23.2

The Board of Directors
Cityscape Financial Corp.:

     We consent to the use of our report dated April 2, 1996 on the consolidated financial statements of Heritable Finance Limited as of December 31, 1994 and 1995 and for each of the years in the three-year period ended December 31, 1995 included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                          /s/ KPMG


KPMG
Chartered Accountants
Registered Auditors

London, United Kingdom

April 18, 1997